[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.9.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED MASTER COMMERCIAL CUSTOMER AGREEMENT

THIS Amendment No. 1 (“Amendment”), is entered into to be effective on August 4, 2018 and amends the AMENDED AND RESTATED MASTER COMMERCIAL CUSTOMER AGREEMENT (the “MCCA”), dated as of November 2, 2015, by and between Secureworks, Inc. (“Customer”) and Dell Marketing, L.P.. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In consideration of the mutual promises and covenants contained in this Amendment, and of other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the MCCA as follows:

1.	The second paragraph of the preamble of the MCCA is deleted and replaced in its entirety with the following:

“References to “Customer” shall include all subsidiaries of Customer and references to “Dell” shall include all wholly-owned (directly or indirectly) subsidiaries of Dell Inc. provided however the following shall not be considered subsidiaries of Dell Inc. for the purposes of this MCCA: (i) Customer and its subsidiaries, (ii) VMWare, Inc. and its subsidiaries, (iii) Pivotal Software, Inc. and its subsidiaries, and (iv) Boomi, Inc. and its subsidiaries.

Dell and Customer are each referred to individually as a “party,” and collectively as the “parties.” Dell and Customer agree to the following terms and conditions:”

2.	Article 2(E) from the Agreement is deleted and is replaced in its entirety with the following

“Prices. The prices charged for legacy Dell Solutions (e.g., servers and other hardware, software, and services) purchased under this MCCA shall be cost plus [***]% for Customer’s internal use. The prices charged for legacy EMC Solutions (e.g., storage, converged servers, software, and services) purchased under this MCCA shall be cost plus [***]% for Customer’s internal use. For Virtustream and RSA Solutions purchased under this MCCA, the prices charged shall be cost plus [***]% for Customer’s internal use; provided, however, in the event Virtustream and/or RSA do not maintain cost information, the pricing shall approximate cost plus [***]% for Customer’s internal use. Indirect taxes will be charged where appropriate.

The prices charged for legacy Dell servers purchased under this MCCA shall be Fair Market Value (“FMV”) for use in connection with Customer’s sale of products and/or services. The FMV for legacy Dell servers used in connection with Customer’s sale of products and/or services has been established as cost plus [***]%; provided, however, the FMV for network equipment used in connection with Customer’s sale of products and/or services has been established as cost plus [***]%. The FMV for legacy EMC Solutions purchased under this MCCA for use in connection with Customer’s sale of products and/or services has been established as [***].”

3.	Except as provided herein, the Agreement remains unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been duly executed by authorized representatives of the Parties hereto.

DELL MARKETING LP

By: /s/ Janet M. Bawcom

Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

SecureWorks, Inc.

By: /s/ George B. Hanna

Name: George B. Hanna
Title: Senior Vice President & Chief Legal Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.